Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	October 18, 2017
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Third Quarter 2017 Net Income, an Increase of 24% Over Prior Year, and Year-to-Date 2017 Net Income of $188.9 million, an Increase of 24% Over Prior Year

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $65.6 million or $1.12 per diluted common share for the third quarter of 2017 compared to net income of $64.9 million or $1.11 per diluted common share for the second quarter of 2017 and $53.1 million or $0.92 per diluted common share for the third quarter of 2016. The Company recorded net income of $188.9 million or $3.23 per diluted common share for the first nine months of 2017 compared to net income of $152.3 million or $2.72 per diluted common share for the same period of 2016.

Highlights of the Third Quarter of 2017 *:

•	Total assets increased by $429 million from the prior quarter and now total $27.4 billion.

•	Total deposits increased $289 million to $22.9 billion with non-interest bearing deposit accounts comprising 28% of total deposits.

•	Total loans, excluding covered loans, mortgage loans held-for-sale and mortgage warehouse lines of credit, increased by $210 million from the prior quarter.

•
Net interest margin increased primarily as a result of higher yields, which were positively impacted by the Federal Reserve's rate increase in June of 2017. This increase as well as $935 million of growth in average earning assets since the second quarter of 2017 drove the $11.6 million increase in net interest income over the prior quarter.

•	Return on average assets was 0.96%.

•
Net charge-offs, excluding covered loans, decreased to $4.5 million. Net charge-offs as a percentage of average total loans, excluding covered loans, decreased to eight basis points for the third quarter of 2017 and remained under ten basis points for the year-to-date period.

•
Non-performing loans as a percentage of total loans, excluding covered loans, remained low at 0.37% with the allowance for loan losses as a percentage of total non-performing loans, excluding covered loans, remaining strong at 171%.

•
Mortgage banking revenue decreased $7.8 million compared to the previous quarter due to lower origination volumes and a $2.2 million negative fair value adjustment related to mortgage servicing rights assets compared to an $825,000 positive fair value adjustment in the second quarter of 2017.

•
Reduction in other non-interest income of $4.5 million as the prior quarter benefited from a $4.9 million reduction to the estimated FDIC indemnification liability primarily as a result of an adjustment related to clawback provisions within certain loss-sharing agreements.

•	Opened two new branches on the DePaul University campus in Chicago as well as one new branch in Uptown Milwaukee.

* See "Supplemental Financial Measures/Ratios" on pages 10-11 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “Wintrust reported record net income for the seventh consecutive quarter. We are pleased with the third quarter results despite elevated payoffs and paydowns in our commercial and commercial real estate portfolios, lower revenues from our mortgage banking division and a reduction of our estimated FDIC indemnification liability by $4.9 million that was recorded in our second quarter of 2017. Our ability to generate new retail and commercial deposits was evidenced by a $562 million increase in such deposit balances in the third quarter, which allowed us to reduce our wholesale deposit balances by $272 million. Continued growth of non-interest bearing balances is a positive contribution to our net interest margin as well as a driver to our organic growth, helping offset the rise in our deposit costs during the quarter."

Mr. Wehmer continued, “Excluding covered loans, mortgage loans held-for-sale and mortgage warehouse lines of credit, we grew our loan portfolio by $210 million during the third quarter, which was driven by steady growth in the commercial portfolio as well as the insurance premium finance receivables portfolios. Our loan pipelines remain consistently strong. New loan volumes were consistent with our expectations, but overall portfolio growth was muted by the elevated levels of payoffs and paydowns. The increased loan volume and continued improvement in net interest margin from recent interest rate increases during the period helped net interest income increase by $11.6 million. We remain well positioned for expected rising rates in the future. Strong deposit growth continued in the third quarter of 2017 as deposits increased $289 million and ended at nearly $23 billion as of the end of the third quarter. Total deposit growth included $208 million of growth from demand deposits, which now total $6.5 billion and comprise 28.4% of our overall deposit base."

Commenting on credit quality, Mr. Wehmer noted, “Credit quality metrics remained strong during the third quarter of 2017 and the Company continued its practice of addressing and resolving non-performing credits in a timely fashion. Excluding covered loans, net charge-offs totaled $4.5 million in the current quarter, decreasing $787,000 from the second quarter of 2017. Additionally, net charge-offs as a percentage of average total loans decreased to 0.08% from 0.10% in the second quarter. Total non-performing loans as a percentage of total loans, excluding covered loans, remained at historically low levels at 0.37% at the end of the third quarter of 2017. Total non-performing loans, excluding covered loans, increased $8.9 million. This increase was primarily the result of delayed payment on one $6.7 million credit within the life insurance premium finance receivables portfolio, which is fully secured and not expected to result in any loss, as well as a $3.0 million increase within the commercial insurance premium finance receivables portfolio due to the delayed payment of certain credits, most of which are no longer 90 days past due in October, and the impact of the recent hurricanes in the United States. The remaining loan portfolios were not significantly impacted by these hurricanes and non-performing loans, excluding covered loans, within such portfolios remained stable during the third quarter of 2017. Additionally, the allowance for loan losses as a percentage of non-performing loans, excluding covered loans, remained strong at 171%. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “Mortgage banking revenue in the third quarter of 2017 totaled $28.2 million, a decrease of $7.8 million compared to the second quarter of 2017. The decreased revenue compared to the the second quarter resulted from origination volumes declining to $956.0 million from $1.1 billion as a result of a decrease in originations related to purchases due to typical seasonality in our market area. Purchases represented 80% of the volume for the third quarter of 2017 compared to 84% in the second quarter of 2017. Revenue for the third quarter of 2017 was also negatively impacted by a $2.2 million negative fair value adjustment on mortgage servicing rights assets compared to an $825,000 positive fair value adjustment in the prior quarter. We expect slightly lower origination volumes in the fourth quarter due to normal seasonality, although our mortgage pipeline remains good. We continue to look for opportunities to further enhance the mortgage banking business both organically and through acquisitions."

Commenting on events subsequent to the end of the third quarter, Mr. Wehmer noted, “On October 16th, Wintrust entered into agreements with the FDIC that terminate all existing loss share agreements related to the acquisitions of eight failed banks in 2010, 2011 and 2012. Under terms of the agreements, we made a net payment of $15.2 million to the FDIC as consideration for the early termination of the loss share agreements resulting in a pre-tax gain of approximately $0.4 million in the fourth quarter. This termination has no effect on yields of the loans that were previously covered under these agreements and will result in the remaining net indemnification liabilities scheduled amortization against earnings not occurring for the remainder of the fourth quarter of 2017 and future periods thereafter. We will be solely responsible for all future charge-offs, recoveries, gains, losses and expenses related to the previously covered assets as the FDIC will no longer share in those amounts."

Turning to the future, Mr. Wehmer stated, “Wintrust continues to take a steady and measured approach to achieving our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value. As our growth engine continues its momentum, we expect continued organic growth in all areas of our business while still focusing on expense control. We remain well-positioned for a rising rate environment in the future, which, along with growth, will continue to grow net interest income. We have invested significantly in technology throughout Wintrust and will continue to do so as we grow in order to provide the services needed to our customers. Evaluating strategic acquisitions and organic branch growth will also be a part of our overall growth strategy with the goal of becoming Chicago’s bank and Wisconsin’s bank. Our opportunities for both internal growth and external growth remain consistently strong."

The graphs below illustrate certain highlights of the third quarter of 2017.

Wintrust’s key operating measures and growth rates for the third quarter of 2017, as compared to the sequential and linked quarters, are shown in the table below:

				% or(4) basis point (bp)change from 2nd Quarter 2017		% or basis point (bp) change from 3rd Quarter 2016
	Three Months Ended
(Dollars in thousands)	September 30, 2017	June 30, 2017	September 30, 2016
Net income	$65,626	$64,897	$53,115	1%		24%
Net income per common share – diluted	$1.12	$1.11	$0.92	1%		22%
Net revenue (1)	$295,719	$294,381	$271,240	—%		9%
Net interest income	$215,988	$204,409	$184,636	6%		17%
Net interest margin	3.43%	3.41%	3.21%	2	bp	22	bp
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.46%	3.43%	3.24%	3	bp	22	bp
Net overhead ratio (3)	1.53%	1.44%	1.44%	9	bp	9	bp
Return on average assets	0.96%	1.00%	0.85%	(4)	bp	11	bp
Return on average common equity	9.15%	9.55%	8.20%	(40)	bp	95	bp
Return on average tangible common equity (non-GAAP) (2)	11.39%	12.02%	10.55%	(63)	bp	84	bp
At end of period
Total assets	$27,358,162	$26,929,265	$25,321,759	6%		8%
Total loans, excluding loans held-for-sale, excluding covered loans	20,912,781	20,743,332	19,101,261	3%		9%
Total loans, including loans held-for-sale, excluding covered loans	21,283,063	21,126,169	19,660,895	3%		8%
Total deposits	22,895,063	22,605,692	21,147,655	5%		8%
Total shareholders’ equity	2,908,925	2,839,458	2,674,474	10%		9%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See "Supplemental Financial Measures/Ratios" for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Selected Financial Condition Data (at end of period):
Total assets	$27,358,162	$26,929,265	$25,321,759
Total loans, excluding loans held-for-sale and covered loans	20,912,781	20,743,332	19,101,261
Total deposits	22,895,063	22,605,692	21,147,655
Junior subordinated debentures	253,566	253,566	253,566
Total shareholders’ equity	2,908,925	2,839,458	2,674,474
Selected Statements of Income Data:
Net interest income	$215,988	$204,409	$184,636	$612,977	$531,415
Net revenue (1)	295,719	294,381	271,240	851,445	771,570
Net income	65,626	64,897	53,115	188,901	152,267
Net income per common share – Basic	$1.14	$1.15	$0.96	$3.34	$2.84
Net income per common share – Diluted	$1.12	$1.11	$0.92	$3.23	$2.72
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.43%	3.41%	3.21%	3.40%	3.25%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.46%	3.43%	3.24%	3.43%	3.27%
Non-interest income to average assets	1.17%	1.39%	1.38%	1.22%	1.35%
Non-interest expense to average assets	2.70%	2.83%	2.82%	2.74%	2.81%
Net overhead ratio (3)	1.53%	1.44%	1.44%	1.52%	1.46%
Return on average assets	0.96%	1.00%	0.85%	0.97%	0.85%
Return on average common equity	9.15%	9.55%	8.20%	9.21%	8.39%
Return on average tangible common equity (non-GAAP) (2)	11.39%	12.02%	10.55%	11.62%	10.98%
Average total assets	$27,012,295	$26,050,949	$24,879,252	$26,096,809	$23,849,412
Average total shareholders’ equity	2,882,682	2,800,905	2,651,684	2,808,072	2,502,940
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	91.8%	94.1%	89.8%	92.8%	91.4%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	92.1%	94.4%	90.3%	93.0%	92.0%
Common Share Data at end of period:
Market price per common share	$78.31	$76.44	$55.57
Book value per common share (2)	$49.86	$48.73	$46.86
Tangible common book value per share (2)	$40.53	$39.40	$37.06
Common shares outstanding	55,838,063	55,699,927	51,714,683
Other Data at end of period:(6)
Leverage Ratio (4)	9.2%	9.2%	9.0%
Tier 1 capital to risk-weighted assets (4)	10.0%	9.8%	9.8%
Common equity Tier 1 capital to risk-weighted assets (4)	9.5%	9.3%	8.7%
Total capital to risk-weighted assets (4)	12.1%	12.0%	12.1%
Allowance for credit losses (5)	$134,395	$131,296	$119,341
Non-performing loans	77,983	69,050	83,128
Allowance for credit losses to total loans (5)	0.64%	0.63%	0.62%
Non-performing loans to total loans	0.37%	0.33%	0.44%
Number of:
Bank subsidiaries	15	15	15
Banking offices	156	153	152

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)		(Unaudited)
(In thousands)	September 30, 2017	December 31, 2016	September 30, 2016
Assets
Cash and due from banks	$251,896	$267,194	$242,825
Federal funds sold and securities purchased under resale agreements	56	2,851	4,122
Interest bearing deposits with banks	1,218,728	980,457	816,104
Available-for-sale securities, at fair value	1,665,903	1,724,667	1,650,096
Held-to-maturity securities, at amortized cost	819,340	635,705	932,767
Trading account securities	643	1,989	1,092
Federal Home Loan Bank and Federal Reserve Bank stock	87,192	133,494	129,630
Brokerage customer receivables	23,631	25,181	25,511
Mortgage loans held-for-sale	370,282	418,374	559,634
Loans, net of unearned income, excluding covered loans	20,912,781	19,703,172	19,101,261
Covered loans	46,601	58,145	95,940
Total loans	20,959,382	19,761,317	19,197,201
Allowance for loan losses	(133,119)	(122,291)	(117,693)
Allowance for covered loan losses	(758)	(1,322)	(1,422)
Net loans	20,825,505	19,637,704	19,078,086
Premises and equipment, net	609,978	597,301	597,263
Lease investments, net	193,828	129,402	116,355
Accrued interest receivable and other assets	580,612	593,796	660,923
Trade date securities receivable	189,896	—	677
Goodwill	502,021	498,587	485,938
Other intangible assets	18,651	21,851	20,736
Total assets	$27,358,162	$25,668,553	$25,321,759
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,502,409	$5,927,377	$5,711,042
Interest bearing	16,392,654	15,731,255	15,436,613
Total deposits	22,895,063	21,658,632	21,147,655
Federal Home Loan Bank advances	468,962	153,831	419,632
Other borrowings	251,680	262,486	241,366
Subordinated notes	139,052	138,971	138,943
Junior subordinated debentures	253,566	253,566	253,566
Trade date securities payable	880	—	—
Accrued interest payable and other liabilities	440,034	505,450	446,123
Total liabilities	24,449,237	22,972,936	22,647,285
Shareholders’ Equity:
Preferred stock	125,000	251,257	251,257
Common stock	55,940	51,978	51,811
Surplus	1,519,596	1,365,781	1,356,759
Treasury stock	(4,884)	(4,589)	(4,522)
Retained earnings	1,254,759	1,096,518	1,051,748
Accumulated other comprehensive loss	(41,486)	(65,328)	(32,579)
Total shareholders’ equity	2,908,925	2,695,617	2,674,474
Total liabilities and shareholders’ equity	$27,358,162	$25,668,553	$25,321,759

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest income
Interest and fees on loans	$227,120	$212,709	$190,189	$639,143	$541,846
Interest bearing deposits with banks	3,272	1,634	1,156	6,529	2,695
Federal funds sold and securities purchased under resale agreements	—	1	1	2	3
Investment securities	16,058	15,524	15,496	45,155	49,084
Trading account securities	8	4	18	23	43
Federal Home Loan Bank and Federal Reserve Bank stock	1,080	1,153	1,094	3,303	3,143
Brokerage customer receivables	150	156	195	473	630
Total interest income	247,688	231,181	208,149	694,628	597,444
Interest expense
Interest on deposits	23,655	18,471	15,621	58,396	41,996
Interest on Federal Home Loan Bank advances	2,151	2,933	2,577	6,674	8,447
Interest on other borrowings	1,482	1,149	1,137	3,770	3,281
Interest on subordinated notes	1,772	1,786	1,778	5,330	5,332
Interest on junior subordinated debentures	2,640	2,433	2,400	7,481	6,973
Total interest expense	31,700	26,772	23,513	81,651	66,029
Net interest income	215,988	204,409	184,636	612,977	531,415
Provision for credit losses	7,896	8,891	9,571	21,996	26,734
Net interest income after provision for credit losses	208,092	195,518	175,065	590,981	504,681
Non-interest income
Wealth management	19,803	19,905	19,334	59,856	56,506
Mortgage banking	28,184	35,939	34,712	86,061	93,254
Service charges on deposit accounts	8,645	8,696	8,024	25,606	23,156
Gain on investment securities, net	39	47	3,305	31	6,070
Fees from covered call options	1,143	890	3,633	2,792	9,994
Trading losses, net	(129)	(420)	(432)	(869)	(916)
Operating lease income, net	8,461	6,805	4,459	21,048	11,270
Other	13,585	18,110	13,569	43,943	40,821
Total non-interest income	79,731	89,972	86,604	238,468	240,155
Non-interest expense
Salaries and employee benefits	106,251	106,502	103,718	312,069	300,423
Equipment	9,947	9,909	9,449	28,858	27,523
Operating lease equipment depreciation	6,794	5,662	3,605	17,092	9,040
Occupancy, net	13,079	12,586	12,767	38,766	36,658
Data processing	7,851	7,804	7,432	23,580	21,089
Advertising and marketing	9,572	8,726	7,365	23,448	18,085
Professional fees	6,786	7,510	5,508	18,956	14,986
Amortization of other intangible assets	1,068	1,141	1,085	3,373	3,631
FDIC insurance	3,877	3,874	3,686	11,907	11,339
OREO expense, net	590	739	1,436	2,994	3,344
Other	17,760	19,091	20,564	54,194	55,196
Total non-interest expense	183,575	183,544	176,615	535,237	501,314
Income before taxes	104,248	101,946	85,054	294,212	243,522
Income tax expense	38,622	37,049	31,939	105,311	91,255
Net income	$65,626	$64,897	$53,115	$188,901	$152,267
Preferred stock dividends	2,050	2,050	3,628	7,728	10,884
Net income applicable to common shares	$63,576	$62,847	$49,487	$181,173	$141,383
Net income per common share - Basic	$1.14	$1.15	$0.96	$3.34	$2.84
Net income per common share - Diluted	$1.12	$1.11	$0.92	$3.23	$2.72
Cash dividends declared per common share	$0.14	$0.14	$0.12	$0.42	$0.36
Weighted average common shares outstanding	55,796	54,775	51,679	54,292	49,763
Dilutive potential common shares	966	1,812	4,047	2,305	3,931
Average common shares and dilutive common shares	56,762	56,587	55,726	56,597	53,694

EARNINGS PER SHARE

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Nine Months Ended
(In thousands, except per share data)		September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income		$65,626	$64,897	$53,115	$188,901	$152,267
Less: Preferred stock dividends		2,050	2,050	3,628	7,728	10,884
Net income applicable to common shares—Basic	(A)	63,576	62,847	49,487	181,173	141,383
Add: Dividends on convertible preferred stock, if dilutive		—	—	1,578	1,578	4,735
Net income applicable to common shares—Diluted	(B)	63,576	62,847	51,065	182,751	146,118
Weighted average common shares outstanding	(C)	55,796	54,775	51,679	54,292	49,763
Effect of dilutive potential common shares:
Common stock equivalents		966	927	938	988	822
Convertible preferred stock, if dilutive		—	885	3,109	1,317	3,109
Weighted average common shares and effect of dilutive potential common shares	(D)	56,762	56,587	55,726	56,597	53,694
Net income per common share:
Basic	(A/C)	$1.14	$1.15	$0.96	$3.34	$2.84
Diluted	(B/D)	$1.12	$1.11	$0.92	$3.23	$2.72

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share for a period, net income applicable to common shares is not adjusted by the associated preferred dividends. On April 25, 2017, 2,073 shares of the Series C Preferred Stock were converted at the option of the respective holder into 51,244 shares of the Company's common stock, pursuant to the terms of the Series C Preferred Stock. On April 27, 2017, the Company caused a mandatory conversion of its outstanding 124,184 shares of Series C Preferred Stock into 3,069,828 shares of the Company's common stock at a conversion rate of 24.72 shares of common stock per share of Series C Preferred Stock. Cash was paid in lieu of fractional shares for an amount considered insignificant.

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars and shares in thousands)	2017	2017	2017	2016	2016	2017	2016
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$247,688	$231,181	$215,759	$215,013	$208,149	$694,628	$597,444
Taxable-equivalent adjustment:
- Loans	1,033	831	790	666	584	2,654	1,616
- Liquidity Management Assets	921	866	907	815	963	2,694	2,815
- Other Earning Assets	5	2	5	17	9	12	23
(B) Interest Income - FTE	$249,647	$232,880	$217,461	$216,511	$209,705	$699,988	$601,898
(C) Interest Expense (GAAP)	31,700	26,772	23,179	24,235	23,513	81,651	66,029
(D) Net Interest Income - FTE (B minus C)	$217,947	$206,108	$194,282	$192,276	$186,192	$618,337	$535,869
(E) Net Interest Income (GAAP) (A minus C)	$215,988	$204,409	$192,580	$190,778	$184,636	$612,977	$531,415
Net interest margin (GAAP-derived)	3.43%	3.41%	3.36%	3.21%	3.21%	3.40%	3.25%
Net interest margin - FTE	3.46%	3.43%	3.39%	3.23%	3.24%	3.43%	3.27%
(F) Non-interest income	$79,731	$89,972	$68,765	$85,275	$86,604	$238,468	$240,155
(G) Gains (losses) on investment securities, net	39	47	(55)	1,575	3,305	31	6,070
(H) Non-interest expense	183,575	183,544	168,118	180,371	176,615	535,237	501,314
Efficiency ratio (H/(E+F-G))	62.09%	62.36%	64.31%	65.71%	65.92%	62.86%	65.49%
Efficiency ratio - FTE (H/(D+F-G))	61.68%	62.00%	63.90%	65.36%	65.54%	62.47%	65.11%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$2,908,925	$2,839,458	$2,764,983	$2,695,617	$2,674,474
(I) Less: Convertible preferred stock	—	—	(126,257)	(126,257)	(126,257)
Less: Non-convertible preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
Less: Intangible assets	(520,672)	(519,806)	(520,028)	(520,438)	(506,674)
(J) Total tangible common shareholders’ equity	$2,263,253	$2,194,652	$1,993,698	$1,923,922	$1,916,543
Total assets	$27,358,162	$26,929,265	$25,778,893	$25,668,553	$25,321,759
Less: Intangible assets	(520,672)	(519,806)	(520,028)	(520,438)	(506,674)
(K) Total tangible assets	$26,837,490	$26,409,459	$25,258,865	$25,148,115	$24,815,085
Tangible common equity ratio (J/K)	8.4%	8.3%	7.9%	7.7%	7.7%
Tangible common equity ratio, assuming full conversion of convertible preferred stock ((J-I)/K)	8.4%	8.3%	8.4%	8.2%	8.2%
Calculation of book value per share
Total shareholders’ equity	$2,908,925	$2,839,458	$2,764,983	$2,695,617	$2,674,474
Less: Preferred stock	(125,000)	(125,000)	(251,257)	(251,257)	(251,257)
(L) Total common equity	$2,783,925	$2,714,458	$2,513,726	$2,444,360	$2,423,217
(M) Actual common shares outstanding	55,838	55,700	52,504	51,881	51,715
Book value per common share (L/M)	$49.86	$48.73	$47.88	$47.12	$46.86
Tangible common book value per share (J/M)	$40.53	$39.40	$37.97	$37.08	$37.06

Calculation of return on average common equity
(N) Net income applicable to common shares	63,576	62,847	54,750	50,979	49,487	181,173	141,383
Add: After-tax intangible asset amortization	672	726	771	716	677	2,169	2,270
(O) Tangible net income applicable to common shares	64,248	63,573	55,521	51,695	50,164	183,342	143,653
Total average shareholders' equity	2,882,682	2,800,905	2,739,050	2,689,876	2,651,684	2,808,072	2,502,940
Less: Average preferred stock	(125,000)	(161,028)	(251,257)	(251,257)	(251,257)	(178,632)	(251,259)
(P) Total average common shareholders' equity	2,757,682	2,639,877	2,487,793	2,438,619	2,400,427	2,629,440	2,251,681
Less: Average intangible assets	(520,333)	(519,340)	(520,346)	(513,017)	(508,812)	(520,006)	(503,966)
(Q) Total average tangible common shareholders’ equity	2,237,349	2,120,537	1,967,447	1,925,602	1,891,615	2,109,434	1,747,715
Return on average common equity, annualized (N/P)	9.15%	9.55%	8.93%	8.32%	8.20%	9.21%	8.39%
Return on average tangible common equity, annualized (O/Q)	11.39%	12.02%	11.44%	10.68%	10.55%	11.62%	10.98%

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking segment, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the third quarter of 2017, profitability within this franchise was primarily driven by increased net interest income due to a higher net interest margin, partially offset by lower revenue from the mortgage banking business. The net interest margin increased in the third quarter of 2017 compared to the second quarter of 2017 primarily as a result of higher yields on the commercial loan portfolio (excluding lease loans) and the commercial real estate loan portfolio, partially offset by higher rates on interest-bearing deposits. Mortgage banking revenue decreased by $7.8 million from $35.9 million for the second quarter of 2017 to $28.2 million for the third quarter of 2017. The lower revenue was primarily due to originations during the current period decreasing to $956.0 million from $1.1 billion in the second quarter of 2017 as a result of typical seasonality in our market area and a $2.2 million negative fair value adjustment related to mortgage servicing rights assets compared to an $825,000 positive fair value adjustment in the second quarter of 2017. Purchases represented 80% of loan origination volume for the third quarter of 2017. The Company's gross commercial and commercial real estate loan pipelines remain strong. Before the impact of scheduled payments and prepayments, at September 30, 2017, gross commercial and commercial real estate loan pipelines totaled $1.1 billion, or $714.7 million when adjusted for the probability of closing, compared to $1.2 billion, or $796.8 million when adjusted for the probability of closing, at June 30, 2017.

Specialty Finance

Through its specialty finance segment, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries and accounts receivable financing, value-added, out-sourced administrative services, and other services. In the third quarter of 2017, the specialty finance unit experienced higher revenue as a result of increased volumes and higher yields within its insurance premium financing receivables portfolio. Originations of $1.8 billion during the third quarter of 2017 resulted in a $284.0 million increase in average balances. The increase in average balances along with higher yields on these loans resulted in a $5.0 million increase in interest income attributed to this portfolio. The Company's leasing business continued to grow during the third quarter of 2017, increasing its portfolio of assets, including capital leases, loans and equipment on operating leases, to $916.1 million at the end of the third quarter of 2017. Revenues from the Company's out-sourced administrative services business remained steady, totaling approximately $1.1 million and $1.0 million in the third quarter of 2017 and second quarter of 2017, respectively.

Wealth Management

Through its wealth management segment, the Company offers a full range of wealth management services through three separate subsidiaries: trust and investment services, asset management, securities brokerage services and 401(k) and retirement plan services. At September 30, 2017, the Company’s wealth management subsidiaries had approximately $24.5 billion of assets under administration, which includes $2.7 billion of assets owned by the Company and its subsidiary banks, representing a $1.2 billion increase from the $23.3 billion of assets under administration at June 30, 2017. This growth in assets under administration was positive across the various services offered.

LOANS

Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2017	December 31, 2016	September 30, 2016	From (1) December 31, 2016	From September 30, 2016
Balance:
Commercial	$6,456,034	$6,005,422	$5,951,544	10%	8%
Commercial real estate	6,400,781	6,196,087	5,908,684	4	8
Home equity	672,969	725,793	742,868	(10)	(9)
Residential real estate	789,499	705,221	663,598	16	19
Premium finance receivables - commercial	2,664,912	2,478,581	2,430,233	10	10
Premium finance receivables - life insurance	3,795,474	3,470,027	3,283,359	13	16
Consumer and other	133,112	122,041	120,975	12	10
Total loans, net of unearned income, excluding covered loans	$20,912,781	$19,703,172	$19,101,261	8%	9%
Covered loans	46,601	58,145	95,940	(27)	(51)
Total loans, net of unearned income	$20,959,382	$19,761,317	$19,197,201	8%	9%
Mix:
Commercial	31%	30%	31%
Commercial real estate	31	31	31
Home equity	3	4	4
Residential real estate	3	4	3
Premium finance receivables - commercial	13	12	13
Premium finance receivables - life insurance	18	18	17
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%
Covered loans	—	—	—
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

Commercial and Commercial Real Estate Loan Portfolios

	As of September 30, 2017
		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial, industrial and other	$4,120,533	32.0%	$12,281	$—	$38,708
Franchise	853,716	6.6	—	—	6,154
Mortgage warehouse lines of credit	194,370	1.5	—	—	1,438
Asset-based lending	896,336	7.0	1,141	—	7,683
Leases	381,394	3.0	509	—	1,208
PCI - commercial loans (1)	9,685	0.1	—	1,489	544
Total commercial	$6,456,034	50.2%	$13,931	$1,489	$55,735
Commercial Real Estate:
Construction	$673,977	5.2%	$1,607	$—	$7,565
Land	102,753	0.8	196	—	3,354
Office	880,951	6.9	5,148	—	6,249
Industrial	836,485	6.5	1,848	—	5,538
Retail	934,239	7.3	2,200	—	6,107
Multi-family	864,985	6.7	569	—	8,873
Mixed use and other	1,974,315	15.4	3,310	—	14,270
PCI - commercial real estate (1)	133,076	1.0	—	8,443	84
Total commercial real estate	$6,400,781	49.8%	$14,878	$8,443	$52,040
Total commercial and commercial real estate	$12,856,815	100.0%	$28,809	$9,932	$107,775

Commercial real estate - collateral location by state:
Illinois	$4,981,379	77.8%
Wisconsin	683,229	10.7
Total primary markets	$5,664,608	88.5%
Indiana	140,749	2.2
Florida	114,599	1.8
Arizona	58,192	0.9
Michigan	44,664	0.7
California	36,366	0.6
Other (no individual state greater than 0.6%)	341,603	5.3
Total	$6,400,781	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS

Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2017	December 31, 2016	September 30, 2016	From (1) December 31, 2016	From September 30, 2016
Balance:
Non-interest bearing	$6,502,409	$5,927,377	$5,711,042	13%	14%
NOW and interest bearing demand deposits	2,273,025	2,624,442	2,552,611	(18)	(11)
Wealth management deposits (2)	2,171,758	2,209,617	2,283,233	(2)	(5)
Money market	4,607,995	4,441,811	4,421,631	5	4
Savings	2,673,201	2,180,482	1,977,661	30	35
Time certificates of deposit	4,666,675	4,274,903	4,201,477	12	11
Total deposits	$22,895,063	$21,658,632	$21,147,655	8%	8%
Mix:
Non-interest bearing	28%	27%	27%
NOW and interest bearing demand deposits	10	12	12
Wealth management deposits (2)	10	10	11
Money market	20	21	21
Savings	12	10	9
Time certificates of deposit	20	20	20
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of September 30, 2017

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$1,253	$40,644	$128,579	$851,813	$1,022,289	0.84%
4-6 months	1,493	28,487	—	892,779	922,759	0.97%
7-9 months	59,737	16,700	—	736,366	812,803	1.05%
10-12 months	—	20,191	—	592,693	612,884	1.02%
13-18 months	—	13,716	—	765,773	779,489	1.28%
19-24 months	249	11,431	—	208,626	220,306	1.43%
24+ months	1,000	15,892	—	279,253	296,145	1.50%
Total	$63,732	$147,061	$128,579	$4,327,303	$4,666,675	1.07%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the third quarter of 2017 compared to the second quarter of 2017 (sequential quarters) and third quarter of 2016 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017	September 30, 2016
Interest-bearing deposits with banks and cash equivalents(1)	$1,003,572	$722,349	$851,385	$3,272	$1,635	$1,157	1.29%	0.91%	0.54%
Investment securities	2,652,119	2,572,619	2,692,691	16,979	16,390	16,459	2.54	2.55	2.43
FHLB and FRB stock	81,928	99,438	127,501	1,080	1,153	1,094	5.23	4.66	3.41
Liquidity management assets(2)(7)	$3,737,619	$3,394,406	$3,671,577	$21,331	$19,178	$18,710	2.26%	2.27%	2.03%
Other earning assets(2)(3)(7)	25,844	25,749	29,875	163	162	222	2.49	2.53	2.96
Loans, net of unearned income(2)(4)(7)	21,195,222	20,599,718	19,071,621	227,553	212,892	189,637	4.26	4.15	3.96
Covered loans	48,415	51,823	101,570	600	648	1,136	4.91	5.01	4.45
Total earning assets(7)	$25,007,100	$24,071,696	$22,874,643	$249,647	$232,880	$209,705	3.96%	3.88%	3.65%
Allowance for loan and covered loan losses	(135,519)	(132,053)	(121,156)
Cash and due from banks	242,186	242,495	240,239
Other assets	1,898,528	1,868,811	1,885,526
Total assets	$27,012,295	$26,050,949	$24,879,252

Interest-bearing deposits	$16,291,891	$15,621,674	$15,117,102	$23,655	$18,471	$15,621	0.58%	0.47%	0.41%
Federal Home Loan Bank advances	324,996	689,600	459,198	2,151	2,933	2,577	2.63	1.71	2.23
Other borrowings	268,850	240,547	249,307	1,482	1,149	1,137	2.19	1.92	1.81
Subordinated notes	139,035	139,007	138,925	1,772	1,786	1,778	5.10	5.14	5.12
Junior subordinated debentures	253,566	253,566	253,566	2,640	2,433	2,400	4.07	3.80	3.70
Total interest-bearing liabilities	$17,278,338	$16,944,394	$16,218,098	$31,700	$26,772	$23,513	0.73%	0.63%	0.58%
Non-interest bearing deposits	6,419,326	5,904,679	5,566,983
Other liabilities	431,949	400,971	442,487
Equity	2,882,682	2,800,905	2,651,684
Total liabilities and shareholders’ equity	$27,012,295	$26,050,949	$24,879,252
Interest rate spread(5)(7)							3.23%	3.25%	3.07%
Less: Fully tax-equivalent adjustment				(1,959)	(1,699)	(1,556)	(0.03)	(0.02)	(0.03)
Net free funds/contribution(6)	$7,728,762	$7,127,302	$6,656,545				0.23	0.18	0.17
Net interest income/ margin(7) (GAAP)				$215,988	$204,409	$184,636	3.43%	3.41%	3.21%
Fully tax-equivalent adjustment				1,959	1,699	1,556	0.03	0.02	0.03
Net interest income/ margin - FTE (7)				$217,947	$206,108	$186,192	3.46%	3.43%	3.24%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016 were $2.0 million, $1.7 million and $1.6 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the third quarter of 2017, net interest income totaled $216.0 million, an increase of $11.6 million as compared to the second quarter of 2017 and an increase of $31.4 million as compared to the third quarter of 2016. Net interest margin was 3.43% (3.46% on a fully tax-equivalent basis) during the third quarter of 2017 compared to 3.41% (3.43% on a fully tax-equivalent basis) during the second quarter of 2017 and 3.21% (3.24% on a fully tax-equivalent basis) during the third quarter of 2016.

The following table presents a summary of Wintrust's average balances, net interest income and related interest margins, calculated on a fully tax-equivalent basis, for nine months ended September 30, 2017 compared to nine months ended September 30, 2016:

	Average Balance for nine months ended,		Interest for nine months ended,		Yield/Rate for nine months ended,
(Dollars in thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest-bearing deposits with banks and cash equivalents (1)	$836,373	$688,208	$6,531	$2,699	1.04%	0.52%
Investment securities	2,541,061	2,656,969	47,849	51,898	2.52	2.61
FHLB and FRB stock	91,774	117,198	3,303	3,143	4.81	3.58
Liquidity management assets(2)(7)	$3,469,208	$3,462,375	$57,683	$57,740	2.22%	2.23%
Other earning assets(2)(3)(7)	25,612	29,457	508	696	2.65	3.16
Loans, net of unearned income(2)(4)(7)	20,577,507	18,264,545	639,632	538,833	4.16	3.94
Covered loans	52,339	117,427	2,165	4,629	5.53	5.27
Total earning assets(7)	$24,124,666	$21,873,804	$699,988	$601,898	3.88%	3.68%
Allowance for loan and covered loan losses	(131,695)	(116,739)
Cash and due from banks	238,136	257,443
Other assets	1,865,702	1,834,904
Total assets	$26,096,809	$23,849,412

Interest-bearing deposits	$15,796,434	$14,303,125	$58,396	$41,996	0.49%	0.39%
Federal Home Loan Bank advances	399,171	742,423	6,674	8,447	2.24	1.52
Other borrowings	254,854	251,633	3,770	3,281	1.98	1.74
Subordinated notes	139,008	138,898	5,330	5,332	5.11	5.12
Junior subordinated debentures	253,566	254,935	7,481	6,973	3.89	3.59
Total interest-bearing liabilities	$16,843,033	$15,691,014	$81,651	$66,029	0.65%	0.56%
Non-interest bearing deposits	6,039,329	5,244,552
Other liabilities	406,375	410,906
Equity	2,808,072	2,502,940
Total liabilities and shareholders’ equity	$26,096,809	$23,849,412
Interest rate spread(5)(7)					3.23%	3.12%
Less: Fully tax-equivalent adjustment			(5,360)	(4,454)	(0.03)	(0.02)
Net free funds/contribution(6)	$7,281,633	$6,182,790			0.20	0.15
Net interest income/ margin(7) (GAAP)			$612,977	$531,415	3.40%	3.25%
Fully tax-equivalent adjustment			5,360	4,454	0.03	0.02
Net interest income/ margin - FTE (7)			$618,337	$535,869	3.43%	3.27%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for nine months ended September 30, 2017 and 2016 were $5.4 million and $4.5 million respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the first nine months of 2017 net interest income totaled $613.0 million, an increase of $81.6 million as compared to the first nine months of 2016. Net interest margin was 3.40% (3.43% on a fully tax-equivalent basis) for the first nine months of 2017 compared to 3.25% (3.27% on a fully tax-equivalent basis) for the first nine months of 2016.

Interest Rate Sensitivity

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at September 30, 2017, June 30, 2017 and September 30, 2016 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
September 30, 2017	19.5%	9.8%	(12.9)%
June 30, 2017	19.3%	10.4%	(13.5)%
September 30, 2016	19.6%	10.1%	(10.4)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
September 30, 2017	9.0%	4.6%	(5.3)%
June 30, 2017	7.8%	4.0%	(4.6)%
September 30, 2016	7.8%	3.9%	(4.1)%

These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table classifies the loan portfolio, excluding covered loans, at September 30, 2017 by date at which the loans reprice or mature, and the type of rate exposure:

As of September 30, 2017	One year or less	From one to five years	Over five years
(Dollars in thousands)				Total
Commercial
Fixed rate	$173,603	$668,211	$442,587	$1,284,401
Variable rate	5,163,750	6,042	1,841	5,171,633
Total commercial	$5,337,353	$674,253	$444,428	$6,456,034
Commercial real estate
Fixed rate	405,258	1,769,399	263,307	2,437,964
Variable rate	3,932,069	30,085	663	3,962,817
Total commercial real estate	$4,337,327	$1,799,484	$263,970	$6,400,781
Home equity
Fixed rate	8,126	4,047	62,070	74,243
Variable rate	598,726	—	—	598,726
Total home equity	$606,852	$4,047	$62,070	$672,969
Residential real estate
Fixed rate	45,854	30,097	143,789	219,740
Variable rate	54,908	197,720	317,131	569,759
Total residential real estate	$100,762	$227,817	$460,920	$789,499
Premium finance receivables - commercial
Fixed rate	2,575,106	89,806	—	2,664,912
Variable rate	—	—	—	—
Total premium finance receivables - commercial	$2,575,106	$89,806	$—	$2,664,912
Premium finance receivables - life insurance
Fixed rate	11,659	33,294	7,082	52,035
Variable rate	3,743,439	—	—	3,743,439
Total premium finance receivables - life insurance	$3,755,098	$33,294	$7,082	$3,795,474
Consumer and other
Fixed rate	71,223	14,930	3,178	89,331
Variable rate	43,781	—	—	43,781
Total consumer and other	$115,004	$14,930	$3,178	$133,112
Total per category
Fixed rate	3,290,829	2,609,784	922,013	6,822,626
Variable rate	13,536,673	233,847	319,635	14,090,155
Total loans, net of unearned income, excluding covered loans	$16,827,502	$2,843,631	$1,241,648	$20,912,781
Variable Rate Loan Pricing by Index:
Prime	$2,891,012
One- month LIBOR	6,631,241
Three- month LIBOR	473,085
Twelve- month LIBOR	3,663,204
Other	431,613
Total variable rate	$14,090,155

1M Libor
3M Libor
12M Libor
Prime
LIBOR
PRIME
2.30
2.10
1.90
1.70
1.50
1.30
1.10
0.90
0.70
0.50
0.30
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
9/30/2016
10/31/2016
11/30/2016
12/31/2016
1/31/2017
2/28/2017
3/31/2017
4/30/2017
5/31/2017
6/30/2017
7/31/2017
8/31/2017
9/30/2017

	9/30/2016	10/31/2016	11/30/2016	12/31/2016	1/31/2017	2/28/2017	3/31/2017	4/30/2017	5/31/2017	6/30/2017	7/31/2017	8/31/2017	9/30/2017
1M Libor	0.53	0.53	0.62	0.77	0.78	0.79	0.98	1.00	1.06	1.22	1.23	1.23	1.23
3M Libor	0.85	0.88	0.93	1.00	1.03	1.06	1.15	1.17	1.21	1.30	1.31	1.32	1.33
12M Libor	1.55	1.58	1.64	1.69	1.71	1.76	1.80	1.77	1.72	1.74	1.73	1.71	1.78
Prime	3.50	3.50	3.50	3.75	3.75	3.75	4.00	4.00	4.00	4.25	4.25	4.25	4.25

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR indices which, as shown in the table above, do not mirror the same increases as the prime rate or the federal funds rate when the Federal Reserve raises interest rates.  Specifically, the Company has $6.6 billion of variable rate loans tied to one-month LIBOR and $3.7 billion of variable rate loans tied to twelve-month LIBOR. The above chart shows that the Federal Reserve raised interest rates by 25 bps in the fourth quarter of 2016, and the first and second quarters of 2017, and during those periods one-month LIBOR increased by 24 bps, 21 bps and 24 bps respectively, while twelve-month LIBOR increased by 14 bps and 11 bps and then decreased by 6 bps in the second quarter of 2017. The Federal Reserve did not raise interest rates during the third quarter of 2017. During that period, one-month LIBOR increased by 1bp and and twelve-month LIBOR increased by 4 bps.

NON-INTEREST INCOME

The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	September 30,	June 30,	September 30,	Q3 2017 compared to Q2 2017		Q3 2017 compared to Q3 2016
(Dollars in thousands)	2017	2017	2016	$ Change	% Change	$ Change	% Change
Brokerage	$5,127	$5,449	$6,752	$(322)	(6)%	$(1,625)	(24)%
Trust and asset management	14,676	14,456	12,582	220	2	2,094	17
Total wealth management	19,803	19,905	19,334	(102)	(1)	469	2
Mortgage banking	28,184	35,939	34,712	(7,755)	(22)	(6,528)	(19)
Service charges on deposit accounts	8,645	8,696	8,024	(51)	(1)	621	8
Gains on investment securities, net	39	47	3,305	(8)	(17)	(3,266)	(99)
Fees from covered call options	1,143	890	3,633	253	28	(2,490)	(69)
Trading losses, net	(129)	(420)	(432)	291	(69)	303	(70)
Operating lease income, net	8,461	6,805	4,459	1,656	24	4,002	90
Other:
Interest rate swap fees	1,762	2,221	2,881	(459)	(21)	(1,119)	(39)
BOLI	897	888	884	9	1	13	1
Administrative services	1,052	986	1,151	66	7	(99)	(9)
Early pay-offs of leases	—	10	—	(10)	(100)	—	NM
Miscellaneous	9,874	14,005	8,653	(4,131)	(29)	1,221	14
Total Other	13,585	18,110	13,569	(4,525)	(25)	16	—
Total Non-Interest Income	$79,731	$89,972	$86,604	$(10,241)	(11)%	$(6,873)	(8)%
NM - Not Meaningful

	Nine Months Ended
	September 30,	September 30,	$	%
(Dollars in thousands)	2017	2016	Change	Change
Brokerage	$16,796	$19,111	$(2,315)	(12)%
Trust and asset management	43,060	37,395	5,665	15
Total wealth management	59,856	56,506	3,350	6
Mortgage banking	86,061	93,254	(7,193)	(8)
Service charges on deposit accounts	25,606	23,156	2,450	11
Gains on investment securities, net	31	6,070	(6,039)	(99)
Fees from covered call options	2,792	9,994	(7,202)	(72)
Trading losses, net	(869)	(916)	47	(5)
Operating lease income, net	21,048	11,270	9,778	87
Other:
Interest rate swap fees	5,416	9,154	(3,738)	(41)
BOLI	2,770	2,613	157	6
Administrative services	3,062	3,294	(232)	(7)
Gain on extinguishment of debt	—	4,305	(4,305)	NM
Early pay-offs of leases	1,221	—	1,221	NM
Miscellaneous	31,474	21,455	10,019	47
Total Other	43,943	40,821	3,122	8
Total Non-Interest Income	$238,468	$240,155	$(1,687)	(1)%
NM - Not Meaningful

Notable contributions to the change in non-interest income are as follows:

The decrease in wealth management revenue during the current period as compared to the second quarter of 2017 resulted from lower customer trading activity in the current quarter. The increase in wealth management revenue during the current period as compared to the third quarter of 2016 is primarily attributable to growth in assets under management due to new customers. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, managed money fees and insurance product commissions at Wayne Hummer Investments.

The decrease in mortgage banking revenue in the current quarter as compared to the second quarter of 2017 resulted primarily from lower origination volumes and a $2.2 million negative fair value adjustment related to mortgage servicing rights assets (compared to an $825,000 positive fair value adjustment in the second quarter of 2017). Mortgage loans originated or purchased for sale decreased during the current quarter, totaling $956.0 million in the third quarter of 2017 as compared to $1.1 billion in the second quarter of 2017 and $1.3 billion in the third quarter of 2016. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market. Mortgage revenue is also impacted by changes in the fair value of mortgage servicing rights as the Company does not hedge this change in fair value. The Company typically originates mortgage loans held-for-sale with associated mortgage servicing rights retained or released. The Company records mortgage servicing rights at fair value on a recurring basis. The table below presents additional selected information regarding mortgage banking revenue for the respective periods.

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Retail originations	$809,961	963,396	$1,138,571	$2,398,328	$2,978,643
Correspondent originations	145,999	170,862	121,007	414,357	229,825
Total originations (A)	$955,960	1,134,258	$1,259,578	$2,812,685	$3,208,468

Purchases as a percentage of originations	80%	84%	57%	78%	60%
Refinances as a percentage of originations	20	16	43	22	40
Total	100%	100%	100%	100%	100%

Production revenue (B) (1)	$24,038	$28,140	$32,889	$69,855	$85,040
Production margin (B / A)	2.51%	2.48%	2.61%	2.48%	2.65%

Loans serviced for others (C)	$2,622,411	$2,303,435	$1,508,469
Mortgage servicing rights, at fair value (D)	29,414	27,307	13,901
Percentage of mortgage servicing rights to loans serviced for others (D / C)	1.12%	1.19%	0.92%

(1)
Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation.

The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options decreased in the current quarter compared to the third quarter of 2016, primarily as a result of selling call options against a smaller value of underlying securities resulting in lower premiums received by the Company. There were no outstanding call option contracts at September 30, 2017, June 30, 2017 or September 30, 2016.

The increase in operating lease income in the current quarter compared to the prior periods is primarily related to growth in business from the Company's leasing divisions during the third quarter of 2017.

The decrease in other non-interest income in the current quarter as compared to the second quarter of 2017 is primarily due to a reduction in the estimated FDIC indemnification liability of $4.9 million recognized in the previous quarter and lower interest rate swap fees, partially offset by higher income from investments in partnerships.

NON-INTEREST EXPENSE

The following table presents non-interest expense by category for the periods presented:

	Three Months Ended
	September 30,	June 30,	September 30,	Q3 2017 compared to Q2 2017		Q3 2017 compared to Q3 2016
(Dollars in thousands)	2017	2017	2016	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$57,689	$55,215	$54,309	$2,474	4%	$3,380	6%
Commissions and incentive compensation	32,095	34,050	33,740	(1,955)	(6)	(1,645)	(5)
Benefits	16,467	17,237	15,669	(770)	(4)	798	5
Total salaries and employee benefits	106,251	106,502	103,718	(251)	—	2,533	2
Equipment	9,947	9,909	9,449	38	—	498	5
Operating lease equipment depreciation	6,794	5,662	3,605	1,132	20	3,189	88
Occupancy, net	13,079	12,586	12,767	493	4	312	2
Data processing	7,851	7,804	7,432	47	1	419	6
Advertising and marketing	9,572	8,726	7,365	846	10	2,207	30
Professional fees	6,786	7,510	5,508	(724)	(10)	1,278	23
Amortization of other intangible assets	1,068	1,141	1,085	(73)	(6)	(17)	(2)
FDIC insurance	3,877	3,874	3,686	3	—	191	5
OREO expense, net	590	739	1,436	(149)	(20)	(846)	(59)
Other:
Commissions - 3rd party brokers	990	1,033	1,362	(43)	(4)	(372)	(27)
Postage	1,814	2,080	1,889	(266)	(13)	(75)	(4)
Miscellaneous	14,956	15,978	17,313	(1,022)	(6)	(2,357)	(14)
Total other	17,760	19,091	20,564	(1,331)	(7)	(2,804)	(14)
Total Non-Interest Expense	$183,575	$183,544	$176,615	$31	—%	$6,960	4%

	Nine Months Ended
	September 30,	September 30,	$	%
(Dollars in thousands)	2017	2016	Change	Change
Salaries and employee benefits:
Salaries	$167,912	$157,515	$10,397	7%
Commissions and incentive compensation	92,788	92,646	142	—
Benefits	51,369	50,262	1,107	2
Total salaries and employee benefits	312,069	300,423	11,646	4
Equipment	28,858	27,523	1,335	5
Operating lease equipment depreciation	17,092	9,040	8,052	89
Occupancy, net	38,766	36,658	2,108	6
Data processing	23,580	21,089	2,491	12
Advertising and marketing	23,448	18,085	5,363	30
Professional fees	18,956	14,986	3,970	26
Amortization of other intangible assets	3,373	3,631	(258)	(7)
FDIC insurance	11,907	11,339	568	5
OREO expense, net	2,994	3,344	(350)	(10)
Other:
Commissions - 3rd party brokers	3,121	3,996	(875)	(22)
Postage	5,336	5,229	107	2
Miscellaneous	45,737	45,971	(234)	(1)
Total other	54,194	55,196	(1,002)	(2)
Total Non-Interest Expense	$535,237	$501,314	$33,923	7%

Notable contributions to the change in non-interest expense are as follows:

Salaries and employee benefits expense decreased in the current quarter compared to the second quarter of 2017 primarily as a result of lower incentive compensation on variable pay based arrangements (including mortgage banking commissions) and benefits, partially offset by higher salaries.

The increase in operating lease equipment depreciation in the current quarter compared to the prior periods is primarily related to growth in business from the Company's leasing divisions during the third quarter of 2017.

The increase in advertising and marketing expenses during the current quarter compared to the second quarter of 2017 is primarily related to higher expenses from mass market media promotions. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities, the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the company's non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs and type of marketing programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

The decrease in professional fees during the current quarter compared to the second quarter of 2017 is primarily related to lower legal and consulting fees. Professional fees include legal, audit and tax fees, external loan review costs, consulting arrangements and normal regulatory exam assessments.

The decrease in miscellaneous expenses during the current quarter compared to the second quarter of 2017 is primarily a result of lower fees from various purchased services. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses, operating losses and lending origination costs that are not deferred.

INCOME TAXES

The Company recorded income tax expense of $38.6 million in the third quarter of 2017 compared to $37.0 million in the second quarter of 2017 and $31.9 million in the third quarter of 2016. The effective tax rates were 37.05% in the third quarter of 2017, 36.34% in the second quarter of 2017 and 37.55% in the third quarter of 2016. During the nine months ended September 30, 2017, the Company recorded income tax expense of $105.3 million (35.79% effective tax rate) compared to $91.3 million (37.47% effective tax rate) for the same period of 2016. The lower effective tax rate in the first nine months of 2017 was primarily a result of recording $5.0 million of excess tax benefits related to the adoption of new accounting rules over income taxes attributed to share-based compensation that became effective on January 1, 2017. Approximately $3.4 million of these excess tax benefits were recorded in the first quarter of 2017. Excess tax benefits are expected to be higher in the first quarter when the majority of the Company's share-based awards vest, and will fluctuate throughout the year based on the Company's stock price and timing of employee stock option exercises and vesting of other share-based awards.

ASSET QUALITY

Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Allowance for loan losses at beginning of period	$129,591	$125,819	$114,356	$122,291	$105,400
Provision for credit losses	7,942	8,952	9,741	22,210	27,433
Other adjustments	(39)	(30)	(112)	(125)	(324)
Reclassification (to) from allowance for unfunded lending-related commitments	94	106	(579)	62	(700)
Charge-offs:
Commercial	2,265	913	3,469	3,819	4,861
Commercial real estate	989	1,985	382	3,235	1,555
Home equity	968	1,631	574	3,224	3,672
Residential real estate	267	146	134	742	1,320
Premium finance receivables - commercial	1,716	1,878	1,959	5,021	6,350
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	213	175	389	522	720
Total charge-offs	6,418	6,728	6,907	16,563	18,478
Recoveries:
Commercial	801	561	176	1,635	926
Commercial real estate	323	276	364	1,153	1,029
Home equity	178	144	65	387	184
Residential real estate	55	54	61	287	204
Premium finance receivables - commercial	499	404	456	1,515	1,876
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	93	33	72	267	143
Total recoveries	1,949	1,472	1,194	5,244	4,362
Net charge-offs	(4,469)	(5,256)	(5,713)	(11,319)	(14,116)
Allowance for loan losses at period end	$133,119	$129,591	$117,693	$133,119	$117,693
Allowance for unfunded lending-related commitments at period end	1,276	1,705	1,648	1,276	1,648
Allowance for credit losses at period end	$134,395	$131,296	$119,341	$134,395	$119,341
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.09%	0.02%	0.24%	0.05%	0.10%
Commercial real estate	0.04	0.11	0.00	0.04	0.01
Home equity	0.46	0.85	0.27	0.54	0.61
Residential real estate	0.08	0.03	0.03	0.06	0.14
Premium finance receivables - commercial	0.18	0.23	0.24	0.18	0.25
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.37	0.45	0.92	0.27	0.56
Total loans, net of unearned income, excluding covered loans	0.08%	0.10%	0.12%	0.07%	0.10%
Net charge-offs as a percentage of the provision for credit losses	56.27%	58.71%	58.65%	50.96%	51.46%
Loans at period-end, excluding covered loans	$20,912,781	$20,743,332	$19,101,261
Allowance for loan losses as a percentage of loans at period end	0.64%	0.62%	0.62%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.63%	0.62%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

Net charge-offs as a percentage of loans, excluding covered loans, for the third quarter of 2017 totaled eight basis points on an annualized basis compared to ten basis points on an annualized basis in the second quarter of 2017 and twelve basis points on an annualized basis in the third quarter of 2016. Net charge-offs totaled $4.5 million in the third quarter of 2017, a $787,000 decrease from $5.3 million in the second quarter of 2017 and a $1.2 million decrease from $5.7 million in the third quarter of 2016. The provision for credit losses, excluding the provision for covered loan losses, totaled $7.9 million for the third quarter of 2017 compared to $9.0 million for the second quarter of 2017 and $9.7 million for the third quarter of 2016.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances, however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans and other factors.

The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans.

The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented, including covered loans:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Provision for loan losses	$8,036	$9,058	$9,162	$22,272	$26,733
Provision for unfunded lending-related commitments	(94)	(106)	579	(62)	700
Provision for covered loan losses	(46)	(61)	(170)	(214)	(699)
Provision for credit losses	$7,896	$8,891	$9,571	$21,996	$26,734

			Period End
			September 30,	June 30,	September 30,
			2017	2017	2016
Allowance for loan losses			$133,119	$129,591	$117,693
Allowance for unfunded lending-related commitments			1,276	1,705	1,648
Allowance for covered loan losses			758	1,074	1,422
Allowance for credit losses			$135,153	$132,370	$120,763

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio, excluding covered loans, as of September 30, 2017 and June 30, 2017.

	As of September 30, 2017
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,587,207	$35,803	1.00%
Asset-based lending	895,283	7,682	0.86
Tax exempt	350,470	2,454	0.70
Leases	380,056	1,208	0.32
Commercial real estate:(1)
Residential construction	37,501	722	1.93
Commercial construction	635,763	6,843	1.08
Land	99,360	3,352	3.37
Office	836,978	6,245	0.75
Industrial	798,459	5,532	0.69
Retail	900,005	6,094	0.68
Multi-family	833,330	8,856	1.06
Mixed use and other	1,870,439	14,199	0.76
Home equity(1)	615,690	10,556	1.71
Residential real estate(1)	753,407	6,565	0.87
Total core loan portfolio	$12,593,948	$116,111	0.92%
Commercial:
Franchise	$690,867	$5,950	0.86%
Mortgage warehouse lines of credit	194,370	1,438	0.74
Community Advantage - homeowner associations	156,457	392	0.25
Aircraft	3,084	43	1.39
Purchased non-covered commercial loans (2)	198,240	765	0.39
Commercial real estate:
Purchased non-covered commercial real estate (2)	388,946	197	0.05
Purchased non-covered home equity (2)	57,279	—	—
Purchased non-covered residential real estate (2)	36,092	92	0.25
Premium finance receivables
U.S. commercial insurance loans	2,353,705	4,760	0.20
Canada commercial insurance loans (2)	311,207	469	0.15
Life insurance loans (1)	3,586,011	1,324	0.04
Purchased life insurance loans (2)	209,463	—	—
Consumer and other (1)	130,852	1,577	1.21
Purchased non-covered consumer and other (2)	2,260	1	0.04
Total consumer, niche and purchased loan portfolio	$8,318,833	$17,008	0.20%
Total loans, net of unearned income, excluding covered loans	$20,912,781	$133,119	0.64%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of June 30, 2017
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,562,482	$32,496	0.91%
Asset-based lending	869,031	8,004	0.92
Tax exempt	357,872	2,638	0.74
Leases	355,383	1,150	0.32
Commercial real estate:(1)
Residential construction	41,640	892	2.14
Commercial construction	667,269	8,295	1.24
Land	107,506	3,594	3.34
Office	838,897	5,729	0.68
Industrial	748,142	5,188	0.69
Retail	878,908	5,952	0.68
Multi-family	780,360	8,207	1.05
Mixed use and other	1,904,331	14,225	0.75
Home equity(1)	627,178	11,134	1.78
Residential real estate(1)	724,161	6,063	0.84
Total core loan portfolio	$12,463,160	$113,567	0.91%
Commercial:
Franchise	$622,301	$5,222	0.84%
Mortgage warehouse lines of credit	234,643	1,719	0.73
Community Advantage - homeowner associations	145,494	364	0.25
Aircraft	3,156	17	0.54
Purchased non-covered commercial loans (2)	255,927	748	0.29
Commercial real estate:
Purchased non-covered commercial real estate (2)	435,441	257	0.06
Purchased non-covered home equity (2)	62,305	—	—
Purchased non-covered residential real estate (2)	38,649	80	0.21
Premium finance receivables
U.S. commercial insurance loans	2,342,428	4,526	0.19
Canada commercial insurance loans (2)	305,958	483	0.16
Life insurance loans (1)	3,492,709	1,343	0.04
Purchased life insurance loans (2)	226,334	—	—
Consumer and other (1)	112,337	1,264	1.13
Purchased non-covered consumer and other (2)	2,490	1	0.04
Total consumer, niche and purchased loan portfolio	$8,280,172	$16,024	0.19%
Total loans, net of unearned income, excluding covered loans	$20,743,332	$129,591	0.62%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

In addition to the $133.1 million of allowance for loan losses, there is $5.2 million of non-accretable credit discount on purchased loans reported in accordance with ASC 310-30, excluding covered loans, that is available to absorb credit losses.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the preceding tables as of September 30, 2017 and June 30, 2017.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses.

The tables below show the aging of the Company’s loan portfolio at September 30, 2017 and June 30, 2017:

		90+ days	60-89	30-59
As of September 30, 2017		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$13,931	$1,489	$5,036	$36,450	$6,399,128	$6,456,034
Commercial real estate (1)	14,878	8,443	5,838	16,955	6,354,667	6,400,781
Home equity	7,581	—	446	2,590	662,352	672,969
Residential real estate (1)	14,743	1,120	2,055	165	771,416	789,499
Premium finance receivables - commercial	9,827	9,584	7,421	9,966	2,628,114	2,664,912
Premium finance receivables - life insurance (1)	—	6,740	946	6,937	3,780,851	3,795,474
Consumer and other (1)	540	221	242	685	131,424	133,112
Total loans, net of unearned income, excluding covered loans	$61,500	$27,597	$21,984	$73,748	$20,727,952	$20,912,781
Covered loans	1,936	2,233	1,074	45	41,313	46,601
Total loans, net of unearned income	$63,436	$29,830	$23,058	$73,793	$20,769,265	$20,959,382

As of September 30, 2017 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.2%	—%	0.1%	0.6%	99.1%	100.0%
Commercial real estate (1)	0.2	0.1	0.1	0.3	99.3	100.0
Home equity	1.1	—	0.1	0.4	98.4	100.0
Residential real estate (1)	1.9	0.1	0.3	—	97.7	100.0
Premium finance receivables - commercial	0.4	0.4	0.3	0.4	98.5	100.0
Premium finance receivables - life insurance (1)	—	0.2	—	0.2	99.6	100.0
Consumer and other (1)	0.4	0.2	0.2	0.5	98.7	100.0
Total loans, net of unearned income, excluding covered loans	0.3%	0.1%	0.1%	0.4%	99.1%	100.0%
Covered loans	4.2	4.8	2.3	0.1	88.6	100.0
Total loans, net of unearned income	0.3%	0.1%	0.1%	0.4%	99.1%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

		90+ days	60-89	30-59
As of June 30, 2017		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$10,191	$1,572	$7,062	$22,372	$6,365,092	$6,406,289
Commercial real estate (1)	16,980	8,768	1,642	42,049	6,333,055	6,402,494
Home equity	9,482	—	855	2,858	676,288	689,483
Residential real estate (1)	14,292	775	1,273	300	746,170	762,810
Premium finance receivables - commercial	10,456	5,922	4,951	11,713	2,615,344	2,648,386
Premium finance receivables - life insurance (1)	—	1,046	—	16,977	3,701,020	3,719,043
Consumer and other (1)	439	125	331	515	113,417	114,827
Total loans, net of unearned income, excluding covered loans	$61,840	$18,208	$16,114	$96,784	$20,550,386	$20,743,332
Covered loans	1,961	2,504	113	598	44,943	50,119
Total loans, net of unearned income	$63,801	$20,712	$16,227	$97,382	$20,595,329	$20,793,451

As of June 30, 2017 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.2%	—%	0.1%	0.3%	99.4%	100.0%
Commercial real estate (1)	0.3	0.1	—	0.7	98.9	100.0
Home equity	1.4	—	0.1	0.4	98.1	100.0
Residential real estate (1)	1.9	0.1	0.2	—	97.8	100.0
Premium finance receivables - commercial	0.4	0.2	0.2	0.4	98.8	100.0
Premium finance receivables - life insurance (1)	—	—	—	0.5	99.5	100.0
Consumer and other (1)	0.4	0.1	0.3	0.4	98.8	100.0
Total loans, net of unearned income, excluding covered loans	0.3%	0.1%	0.1%	0.5%	99.0%	100.0%
Covered loans	3.9	5.0	0.2	1.2	89.7	100.0
Total loans, net of unearned income	0.3%	0.1%	0.1%	0.5%	99.0%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of September 30, 2017, $22.0 million of all loans, excluding covered loans, or 0.1%, were 60 to 89 days past due and $73.7 million, or 0.4%, were 30 to 59 days (or one payment) past due. As of June 30, 2017, $16.1 million of all loans, excluding covered loans, or 0.1%, were 60 to 89 days past due and $96.8 million, or 0.5%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.

The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at September 30, 2017 that are current with regard to the contractual terms of the loan agreement represent 98.4% of the total home equity portfolio. Residential real estate loans at September 30, 2017 that are current with regards to the contractual terms of the loan agreements comprise 97.7% of total residential real estate loans outstanding.

Non-performing Assets, excluding covered assets

The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2017	2017	2016
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$—
Commercial real estate	—	—	—
Home equity	—	—	—
Residential real estate	—	179	—
Premium finance receivables - commercial	9,584	5,922	7,754
Premium finance receivables - life insurance	6,740	1,046	—
Consumer and other	159	63	60
Total loans past due greater than 90 days and still accruing	16,483	7,210	7,814
Non-accrual loans (2):
Commercial	13,931	10,191	16,418
Commercial real estate	14,878	16,980	22,625
Home equity	7,581	9,482	9,309
Residential real estate	14,743	14,292	12,205
Premium finance receivables - commercial	9,827	10,456	14,214
Premium finance receivables - life insurance	—	—	—
Consumer and other	540	439	543
Total non-accrual loans	61,500	61,840	75,314
Total non-performing loans:
Commercial	13,931	10,191	16,418
Commercial real estate	14,878	16,980	22,625
Home equity	7,581	9,482	9,309
Residential real estate	14,743	14,471	12,205
Premium finance receivables - commercial	19,411	16,378	21,968
Premium finance receivables - life insurance	6,740	1,046	—
Consumer and other	699	502	603
Total non-performing loans	$77,983	$69,050	$83,128
Other real estate owned	17,312	16,853	19,933
Other real estate owned - from acquisitions	20,066	22,508	15,117
Other repossessed assets	301	532	428
Total non-performing assets	$115,662	$108,943	$118,606
TDRs performing under the contractual terms of the loan agreement	$26,972	$28,008	$29,440
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.22%	0.16%	0.28%
Commercial real estate	0.23	0.27	0.38
Home equity	1.13	1.38	1.25
Residential real estate	1.87	1.90	1.84
Premium finance receivables - commercial	0.73	0.62	0.90
Premium finance receivables - life insurance	0.18	0.03	—
Consumer and other	0.53	0.44	0.50
Total loans, net of unearned income	0.37%	0.33%	0.44%
Total non-performing assets as a percentage of total assets	0.42%	0.40%	0.47%
Allowance for loan losses as a percentage of total non-performing loans	170.70%	187.68%	141.58%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)	Non-accrual loans included TDRs totaling $6.2 million, $5.1 million and $14.8 million as of September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

The ratio of non-performing assets to total assets was 0.42% as of September 30, 2017, compared to 0.40% at June 30, 2017, and 0.47% at September 30, 2016. Non-performing assets, excluding covered assets and non-covered PCI loans, totaled $115.7 million at September 30, 2017, compared to $108.9 million at June 30, 2017 and $118.6 million at September 30, 2016. Non-performing loans, excluding covered loans and non-covered PCI loans, totaled $78.0 million, or 0.37% of total loans, at September 30, 2017 compared to $69.1 million, or 0.33% of total loans, at June 30, 2017 and $83.1 million, or 0.44% of total loans, at September 30, 2016. The increase in non-performing loans, excluding covered loans and non-covered PCI loans, compared to June 30, 2017 was primarily the result of a $5.7 million increase in the life insurance premium finance receivables portfolio, a $3.7 million increase in the commercial portfolio and a $3.0 million increase in the commercial premium finance receivables portfolio. OREO, excluding covered OREO, of $37.4 million at September 30, 2017 decreased $2.0 million compared to $39.4 million at June 30, 2017 and increased $2.3 million compared to $35.1 million at September 30, 2016.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.

Nonperforming Loans Rollforward

The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the periods presented:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Balance at beginning of period	$69,050	$78,979	$88,119	$87,454	$84,057
Additions, net	10,622	10,888	9,522	30,119	32,039
Return to performing status	(603)	(975)	(231)	(3,170)	(3,110)
Payments received	(6,633)	(10,684)	(5,235)	(22,931)	(13,353)
Transfer to OREO and other repossessed assets	(1,072)	(2,543)	(2,270)	(5,276)	(6,168)
Charge-offs	(2,295)	(4,344)	(3,353)	(7,919)	(6,829)
Net change for niche loans (1)	8,914	(2,271)	(3,424)	(294)	(3,508)
Balance at end of period	$77,983	$69,050	$83,128	$77,983	$83,128

(1)	This includes activity for premium finance receivables and indirect consumer loans.

TDRs

The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	September 30,	June 30,	September 30,
(Dollars in thousands)	2017	2017	2016
Accruing TDRs:
Commercial	$3,774	$3,886	$2,285
Commercial real estate	16,475	17,349	22,261
Residential real estate and other	6,723	6,773	4,894
Total accrual	$26,972	$28,008	$29,440
Non-accrual TDRs: (1)
Commercial	$2,493	$1,110	$2,134
Commercial real estate	1,492	1,839	10,610
Residential real estate and other	2,226	2,134	2,092
Total non-accrual	$6,211	$5,083	$14,836
Total TDRs:
Commercial	$6,267	$4,996	$4,419
Commercial real estate	17,967	19,188	32,871
Residential real estate and other	8,949	8,907	6,986
Total TDRs	$33,183	$33,091	$44,276
Weighted-average contractual interest rate of TDRs	4.39%	4.28%	4.33%

(1)	Included in total non-performing loans.

Other Real Estate Owned

The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of September 30, 2017, June 30, 2017 and September 30, 2016, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2017	2017	2016
Balance at beginning of period	$39,361	$39,864	$38,063
Disposals/resolved	(2,391)	(4,270)	(5,967)
Transfers in at fair value, less costs to sell	898	3,965	3,958
Transfers in from covered OREO subsequent to loss share expiration	—	—	—
Additions from acquisition	—	—	—
Fair value adjustments	(490)	(198)	(1,004)
Balance at end of period	$37,378	$39,361	$35,050

	Period End
	September 30,	June 30,	September 30,
Balance by Property Type	2017	2017	2016
Residential real estate	$7,236	$7,684	$9,602
Residential real estate development	676	755	2,114
Commercial real estate	29,466	30,922	23,334
Total	$37,378	$39,361	$35,050

Items Impacting Comparative Financial Results:

Acquisitions

On February 14, 2017, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of American Homestead Mortgage, LLC ("AHM"), in a business combination. AHM is located in Montana's Flathead Valley and originated approximately $55 million of residential mortgage loans in 2016.

On November 18, 2016, the Company completed its acquisition of First Community Financial Corporation ("FCFC"). FCFC was the parent company of First Community Bank. Through this transaction, the Company acquired First Community Bank's two banking locations in Elgin, Illinois, approximately $187 million in assets and approximately $150 million in deposits.

On August 19, 2016, the Company, through its wholly-owned subsidiary Lake Forest Bank & Trust Company, completed its acquisition of approximately $561 million in select performing loans and related relationships from an affiliate of GE Capital Franchise Finance. The loans are to franchise operators (primarily quick service restaurant concepts) in the Midwest and in the Western portion of the United States.

On March 31, 2016, the Company completed its acquisition of Generations Bancorp. Inc. ("Generations"). Generations was the parent company of Foundations Bank ("Foundations"). Through this transaction, the Company acquired Foundations' banking location in Pewaukee, Wisconsin, approximately $134 million in assets and approximately $100 million in deposits.

Items Occurring Subsequent to September 30, 2017:

Termination of Loss Share Agreements

On October 16, 2017, the Company entered in agreements with the Federal Deposit Insurance Corporation (“FDIC”) that terminate all existing loss share agreements with the FDIC. The loss share agreements were related to the Company’s acquisition of assets and assumption of liabilities of eight failed banks through FDIC assisted transactions in 2010, 2011 and 2012.

Under terms of the agreements, the Company made a net payment of $15.2 million to the FDIC as consideration for the early termination of the loss share agreements. The Company will record a pre-tax gain of approximately $0.4 million in the fourth quarter to write off the remaining loss share asset, relieve the claw-back liability and recognize the payment to the FDIC.

Approximately $0.2 million of the remaining net indemnification liabilities that were scheduled to be amortized against future earnings will not occur for the remainder of the fourth quarter of 2017. Additionally, $0.8 million, $0.8 million and $0.7 million each year in 2018, 2019 and 2020, respectively, of scheduled amortization will not occur.

The termination of FDIC loss share agreements has no effect on yields of the loans that were previously covered under these agreements. The Company will be solely responsible for all future charge-offs, recoveries, gains, losses and expenses related to the previously covered assets as the FDIC will no longer share in those amounts.

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin.

The banks also operate facilities in Illinois in Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Clarendon Hills, Crete, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomenee Falls, Milwaukee, Monroe, Pewaukee, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.

Additionally, the Company operates various non-bank business units:

•
FIRST Insurance Funding, a division of Lake Forest Bank & Trust Company, N.A., and Wintrust Life Finance, a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.

•	Wintrust Asset Finance which offers direct leasing opportunities.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2016 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•
competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability of the Company to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

•
adverse effects on our information technology systems resulting from failures, human error or cyberattack, any of which could result in an information or security breach, the disclosure or misuse of confidential or proprietary information, significant legal and financial losses and reputational harm;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	a lowering of our credit rating;

•	changes in U.S. monetary policy;

•	uncertainty regarding future legislative and regulatory actions, which could be disruptive to our operations;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY

The Company will hold a conference call at 1:00 p.m. (CT) Thursday, October 19, 2017 regarding third quarter and year-to-date 2017 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #94462324. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s website at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the third quarter and year-to-date 2017 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Selected Financial Condition Data (at end of period):
Total assets	$27,358,162	$26,929,265	$25,778,893	$25,668,553	$25,321,759
Total loans, excluding loans held-for-sale and covered loans	20,912,781	20,743,332	19,931,058	19,703,172	19,101,261
Total deposits	22,895,063	22,605,692	21,730,441	21,658,632	21,147,655
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total shareholders’ equity	2,908,925	2,839,458	2,764,983	2,695,617	2,674,474
Selected Statements of Income Data:
Net interest income	215,988	204,409	192,580	190,778	184,636
Net revenue (1)	295,719	294,381	261,345	276,053	271,240
Net income	65,626	64,897	58,378	54,608	53,115
Net income per common share – Basic	$1.14	$1.15	$1.05	$0.98	$0.96
Net income per common share – Diluted	$1.12	$1.11	$1.00	$0.94	$0.92
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.43%	3.41%	3.36%	3.21%	3.21%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.46%	3.43%	3.39%	3.23%	3.24%
Non-interest income to average assets	1.17%	1.39%	1.11%	1.32%	1.38%
Non-interest expense to average assets	2.70%	2.83%	2.70%	2.80%	2.82%
Net overhead ratio (3)	1.53%	1.44%	1.60%	1.48%	1.44%
Return on average assets	0.96%	1.00%	0.94%	0.85%	0.85%
Return on average common equity	9.15%	9.55%	8.93%	8.32%	8.20%
Return on average tangible common equity (non-GAAP) (2)	11.39%	12.02%	11.44%	10.68%	10.55%
Average total assets	$27,012,295	$26,050,949	$25,207,348	$25,611,060	$24,879,252
Average total shareholders’ equity	2,882,682	2,800,905	2,739,050	2,689,876	2,651,684
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	91.8%	94.1%	92.5%	89.6%	89.8%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	92.1	94.4	92.7	89.9	90.3
Common Share Data at end of period:
Market price per common share	$78.31	$76.44	$69.12	$72.57	$55.57
Book value per common share (2)	$49.86	$48.73	$47.88	$47.12	$46.86
Tangible common book value per share (2)	$40.53	$39.40	$37.97	$37.08	$37.06
Common shares outstanding	55,838,063	55,699,927	52,503,663	51,880,540	51,714,683
Other Data at end of period:(6)
Leverage Ratio(4)	9.2%	9.2%	9.3%	8.9%	9.0%
Tier 1 Capital to risk-weighted assets (4)	10.0%	9.8%	10.0%	9.7%	9.8%
Common equity Tier 1 capital to risk-weighted assets (4)	9.5%	9.3%	8.9%	8.6%	8.7%
Total capital to risk-weighted assets (4)	12.1%	12.0%	12.2%	11.9%	12.1%
Allowance for credit losses (5)	$134,395	$131,296	$127,630	$123,964	$119,341
Non-performing loans	77,983	69,050	78,979	87,454	83,128
Allowance for credit losses to total loans (5)	0.64%	0.63%	0.64%	0.63%	0.62%
Non-performing loans to total loans	0.37%	0.33%	0.40%	0.44%	0.44%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	156	153	155	155	152

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2017	2017	2017	2016	2016
Assets
Cash and due from banks	$251,896	$296,105	$214,102	$267,194	$242,825
Federal funds sold and securities purchased under resale agreements	56	56	3,046	2,851	4,122
Interest bearing deposits with banks	1,218,728	1,011,635	1,007,468	980,457	816,104
Available-for-sale securities, at fair value	1,665,903	1,649,636	1,803,733	1,724,667	1,650,096
Held-to-maturity securities, at amortized cost	819,340	793,376	667,764	635,705	932,767
Trading account securities	643	1,987	714	1,989	1,092
Federal Home Loan Bank and Federal Reserve Bank stock	87,192	80,812	78,904	133,494	129,630
Brokerage customer receivables	23,631	23,281	23,171	25,181	25,511
Mortgage loans held-for-sale	370,282	382,837	288,964	418,374	559,634
Loans, net of unearned income, excluding covered loans	20,912,781	20,743,332	19,931,058	19,703,172	19,101,261
Covered loans	46,601	50,119	52,359	58,145	95,940
Total loans	20,959,382	20,793,451	19,983,417	19,761,317	19,197,201
Allowance for loan losses	(133,119)	(129,591)	(125,819)	(122,291)	(117,693)
Allowance for covered loan losses	(758)	(1,074)	(1,319)	(1,322)	(1,422)
Net loans	20,825,505	20,662,786	19,856,279	19,637,704	19,078,086
Premises and equipment, net	609,978	605,211	598,746	597,301	597,263
Lease investments, net	193,828	191,248	155,233	129,402	116,355
Accrued interest receivable and other assets	580,612	577,359	560,741	593,796	660,923
Trade date securities receivable	189,896	133,130	—	—	677
Goodwill	502,021	500,260	499,341	498,587	485,938
Other intangible assets	18,651	19,546	20,687	21,851	20,736
Total assets	$27,358,162	$26,929,265	$25,778,893	$25,668,553	$25,321,759
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,502,409	$6,294,052	$5,790,579	$5,927,377	$5,711,042
Interest bearing	16,392,654	16,311,640	15,939,862	15,731,255	15,436,613
Total deposits	22,895,063	22,605,692	21,730,441	21,658,632	21,147,655
Federal Home Loan Bank advances	468,962	318,270	227,585	153,831	419,632
Other borrowings	251,680	277,710	238,787	262,486	241,366
Subordinated notes	139,052	139,029	138,993	138,971	138,943
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	880	5,151	—	—	—
Accrued interest payable and other liabilities	440,034	490,389	424,538	505,450	446,123
Total liabilities	24,449,237	24,089,807	23,013,910	22,972,936	22,647,285
Shareholders’ Equity:
Preferred stock	125,000	125,000	251,257	251,257	251,257
Common stock	55,940	55,802	52,605	51,978	51,811
Surplus	1,519,596	1,511,080	1,381,886	1,365,781	1,356,759
Treasury stock	(4,884)	(4,884)	(4,884)	(4,589)	(4,522)
Retained earnings	1,254,759	1,198,997	1,143,943	1,096,518	1,051,748
Accumulated other comprehensive loss	(41,486)	(46,537)	(59,824)	(65,328)	(32,579)
Total shareholders’ equity	2,908,925	2,839,458	2,764,983	2,695,617	2,674,474
Total liabilities and shareholders’ equity	$27,358,162	$26,929,265	$25,778,893	$25,668,553	$25,321,759

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2017	2017	2017	2016	2016
Interest income
Interest and fees on loans	$227,120	$212,709	$199,314	$199,155	$190,189
Interest bearing deposits with banks	3,272	1,634	1,623	1,541	1,156
Federal funds sold and securities purchased under resale agreements	—	1	1	1	1
Investment securities	16,058	15,524	13,573	12,954	15,496
Trading account securities	8	4	11	32	18
Federal Home Loan Bank and Federal Reserve Bank stock	1,080	1,153	1,070	1,144	1,094
Brokerage customer receivables	150	156	167	186	195
Total interest income	247,688	231,181	215,759	215,013	208,149
Interest expense
Interest on deposits	23,655	18,471	16,270	16,413	15,621
Interest on Federal Home Loan Bank advances	2,151	2,933	1,590	2,439	2,577
Interest on other borrowings	1,482	1,149	1,139	1,074	1,137
Interest on subordinated notes	1,772	1,786	1,772	1,779	1,778
Interest on junior subordinated debentures	2,640	2,433	2,408	2,530	2,400
Total interest expense	31,700	26,772	23,179	24,235	23,513
Net interest income	215,988	204,409	192,580	190,778	184,636
Provision for credit losses	7,896	8,891	5,209	7,350	9,571
Net interest income after provision for credit losses	208,092	195,518	187,371	183,428	175,065
Non-interest income
Wealth management	19,803	19,905	20,148	19,512	19,334
Mortgage banking	28,184	35,939	21,938	35,489	34,712
Service charges on deposit accounts	8,645	8,696	8,265	8,054	8,024
Gains (losses) on investment securities, net	39	47	(55)	1,575	3,305
Fees from covered call options	1,143	890	759	1,476	3,633
Trading (losses) gains, net	(129)	(420)	(320)	1,007	(432)
Operating lease income, net	8,461	6,805	5,782	5,171	4,459
Other	13,585	18,110	12,248	12,991	13,569
Total non-interest income	79,731	89,972	68,765	85,275	86,604
Non-interest expense
Salaries and employee benefits	106,251	106,502	99,316	104,735	103,718
Equipment	9,947	9,909	9,002	9,532	9,449
Operating lease equipment depreciation	6,794	5,662	4,636	4,219	3,605
Occupancy, net	13,079	12,586	13,101	14,254	12,767
Data processing	7,851	7,804	7,925	7,687	7,432
Advertising and marketing	9,572	8,726	5,150	6,691	7,365
Professional fees	6,786	7,510	4,660	5,425	5,508
Amortization of other intangible assets	1,068	1,141	1,164	1,158	1,085
FDIC insurance	3,877	3,874	4,156	4,726	3,686
OREO expense, net	590	739	1,665	1,843	1,436
Other	17,760	19,091	17,343	20,101	20,564
Total non-interest expense	183,575	183,544	168,118	180,371	176,615
Income before taxes	104,248	101,946	88,018	88,332	85,054
Income tax expense	38,622	37,049	29,640	33,724	31,939
Net income	$65,626	$64,897	$58,378	$54,608	$53,115
Preferred stock dividends	2,050	2,050	3,628	3,629	3,628
Net income applicable to common shares	$63,576	$62,847	$54,750	$50,979	$49,487
Net income per common share - Basic	$1.14	$1.15	$1.05	$0.98	$0.96
Net income per common share - Diluted	$1.12	$1.11	$1.00	$0.94	$0.92
Cash dividends declared per common share	$0.14	$0.14	$0.14	$0.12	$0.12
Weighted average common shares outstanding	55,796	54,775	52,267	51,812	51,679
Dilutive potential common shares	966	1,812	4,160	4,152	4,047
Average common shares and dilutive common shares	56,762	56,587	56,427	55,964	55,726

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Balance:
Commercial	$6,456,034	$6,406,289	$6,081,489	$6,005,422	$5,951,544
Commercial real estate	6,400,781	6,402,494	6,261,682	6,196,087	5,908,684
Home equity	672,969	689,483	708,258	725,793	742,868
Residential real estate	789,499	762,810	720,608	705,221	663,598
Premium finance receivables - commercial	2,664,912	2,648,386	2,446,946	2,478,581	2,430,233
Premium finance receivables - life insurance	3,795,474	3,719,043	3,593,563	3,470,027	3,283,359
Consumer and other	133,112	114,827	118,512	122,041	120,975
Total loans, net of unearned income, excluding covered loans	$20,912,781	$20,743,332	$19,931,058	$19,703,172	$19,101,261
Covered loans	46,601	50,119	52,359	58,145	95,940
Total loans, net of unearned income	$20,959,382	$20,793,451	$19,983,417	$19,761,317	$19,197,201
Mix:
Commercial	31%	31%	30%	30%	31%
Commercial real estate	31	31	31	31	31
Home equity	3	3	4	4	4
Residential real estate	3	3	4	4	3
Premium finance receivables - commercial	13	13	12	12	13
Premium finance receivables - life insurance	18	18	18	18	17
Consumer and other	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%	100%	100%
Covered loans	—	—	—	—	—
Total loans, net of unearned income	100%	100%	100%	100%	100%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Balance:
Non-interest bearing	$6,502,409	$6,294,052	$5,790,579	$5,927,377	$5,711,042
NOW and interest bearing demand deposits	2,273,025	2,459,238	2,484,676	2,624,442	2,552,611
Wealth management deposits (1)	2,171,758	2,464,162	2,390,464	2,209,617	2,283,233
Money market	4,607,995	4,449,385	4,555,752	4,441,811	4,421,631
Savings	2,673,201	2,419,463	2,287,958	2,180,482	1,977,661
Time certificates of deposit	4,666,675	4,519,392	4,221,012	4,274,903	4,201,477
Total deposits	$22,895,063	$22,605,692	$21,730,441	$21,658,632	$21,147,655
Mix:
Non-interest bearing	28%	28%	27%	27%	27%
NOW and interest bearing demand deposits	10	11	11	12	12
Wealth management deposits (1)	10	11	11	10	11
Money market	20	19	21	21	21
Savings	12	11	11	10	9
Time certificates of deposit	20	20	19	20	20
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Net interest income - FTE	$217,947	$206,108	$194,282	$192,276	$186,192
Call option income	1,143	890	759	1,476	3,633
Net interest income including call option income	$219,090	$206,998	$195,041	$193,752	$189,825
Yield on earning assets	3.96%	3.88%	3.79%	3.64%	3.65%
Rate on interest-bearing liabilities	0.73	0.63	0.58	0.58	0.58
Rate spread	3.23%	3.25%	3.21%	3.06%	3.07%
Less: Fully tax-equivalent adjustment	(0.03)	(0.02)	(0.03)	(0.02)	(0.03)
Net free funds contribution	0.23	0.18	0.18	0.17	0.17
Net interest margin (GAAP-derived)	3.43%	3.41%	3.36%	3.21%	3.21%
Fully tax-equivalent adjustment	0.03	0.02	0.03	0.02	0.03
Net interest margin - FTE	3.46%	3.43%	3.39%	3.23%	3.24%
Call option income	0.02	0.01	0.01	0.02	0.06
Net interest margin - FTE, including call option income	3.48%	3.44%	3.40%	3.25%	3.30%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Nine Months Ended September 30,	Years Ended December 31,
(Dollars in thousands)	2017	2016	2015	2014	2013
Net interest income - FTE	$618,337	$728,145	$646,238	$601,744	$552,887
Call option income	2,792	11,470	15,364	7,859	4,773
Net interest income including call option income	$621,129	$739,615	$661,602	$609,603	$557,660
Yield on earning assets	3.88%	3.67%	3.76%	3.96%	4.01%
Rate on interest-bearing liabilities	0.65	0.57	0.54	0.55	0.63
Rate spread	3.23%	3.10%	3.22%	3.41%	3.38%
Less: Fully tax-equivalent adjustment	(0.03)	(0.02)	(0.02)	(0.02)	(0.01)
Net free funds contribution	0.20	0.16	0.14	0.12	0.12
Net interest margin (GAAP-derived)	3.40%	3.24%	3.34%	3.51%	3.49%
Fully tax-equivalent adjustment	0.03	0.02	0.02	0.02	0.01
Net interest margin - FTE	3.43%	3.26%	3.36%	3.53%	3.50%
Call option income	0.02	0.05	0.08	0.05	0.03
Net interest margin - FTE, including call option income	3.45%	3.31%	3.44%	3.58%	3.53%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2017	2017	2017	2016	2016
Interest-bearing deposits with banks and cash equivalents	$1,003,572	$722,349	$780,752	$1,251,677	$851,385
Investment securities	2,652,119	2,572,619	2,395,625	2,477,708	2,692,691
FHLB and FRB stock	81,928	99,438	94,090	131,231	127,501
Liquidity management assets	$3,737,619	$3,394,406	$3,270,467	$3,860,616	$3,671,577
Other earning assets	25,844	25,749	25,236	27,608	29,875
Loans, net of unearned income	21,195,222	20,599,718	19,923,606	19,711,504	19,071,621
Covered loans	48,415	51,823	56,872	59,827	101,570
Total earning assets	$25,007,100	$24,071,696	$23,276,181	$23,659,555	$22,874,643
Allowance for loan and covered loan losses	(135,519)	(132,053)	(127,425)	(122,665)	(121,156)
Cash and due from banks	242,186	242,495	229,588	221,892	240,239
Other assets	1,898,528	1,868,811	1,829,004	1,852,278	1,885,526
Total assets	$27,012,295	$26,050,949	$25,207,348	$25,611,060	$24,879,252
Interest-bearing deposits	$16,291,891	$15,621,674	$15,466,670	$15,567,263	$15,117,102
Federal Home Loan Bank advances	324,996	689,600	181,338	388,780	459,198
Other borrowings	268,850	240,547	255,012	240,174	249,307
Subordinated notes	139,035	139,007	138,980	138,953	138,925
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$17,278,338	$16,944,394	$16,295,566	$16,588,736	$16,218,098
Non-interest bearing deposits	6,419,326	5,904,679	5,787,034	5,902,439	5,566,983
Other liabilities	431,949	400,971	385,698	430,009	442,487
Equity	2,882,682	2,800,905	2,739,050	2,689,876	2,651,684
Total liabilities and shareholders’ equity	$27,012,295	$26,050,949	$25,207,348	$25,611,060	$24,879,252
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Yield earned on:
Interest-bearing deposits with banks and cash equivalents	1.29%	0.91%	0.84%	0.49%	0.54%
Investment securities	2.54	2.55	2.45	2.21	2.43
FHLB and FRB stock	5.23	4.66	4.61	3.47	3.41
Liquidity management assets	2.26%	2.27%	2.13%	1.70%	2.03%
Other earning assets	2.49	2.53	2.95	3.37	2.96
Loans, net of unearned income	4.26	4.15	4.05	4.01	3.96
Covered loans	4.91	5.01	6.55	6.38	4.45
Total earning assets	3.96%	3.88%	3.79%	3.64%	3.65%
Rate paid on:
Interest-bearing deposits	0.58%	0.47%	0.43%	0.42%	0.41%
Federal Home Loan Bank advances	2.63	1.71	3.55	2.50	2.23
Other borrowings	2.19	1.92	1.81	1.78	1.81
Subordinated notes	5.10	5.14	5.10	5.12	5.12
Junior subordinated debentures	4.07	3.80	3.80	3.90	3.70
Total interest-bearing liabilities	0.73%	0.63%	0.58%	0.58%	0.58%
Interest rate spread	3.23%	3.25%	3.21%	3.06%	3.07%
Less: Fully tax-equivalent adjustment	(0.03)	(0.02)	(0.03)	(0.02)	(0.03)
Net free funds/contribution	0.23	0.18	0.18	0.17	0.17
Net interest margin (GAAP)	3.43%	3.41%	3.36%	3.21%	3.21%
Fully tax-equivalent adjustment	0.03	0.02	0.03	0.02	0.03
Net interest margin - FTE	3.46%	3.43%	3.39%	3.23%	3.24%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2017	2017	2017	2016	2016
Brokerage	$5,127	$5,449	$6,220	$6,408	$6,752
Trust and asset management	14,676	14,456	13,928	13,104	12,582
Total wealth management	19,803	19,905	20,148	19,512	19,334
Mortgage banking	28,184	35,939	21,938	35,489	34,712
Service charges on deposit accounts	8,645	8,696	8,265	8,054	8,024
Gains (losses) on investment securities, net	39	47	(55)	1,575	3,305
Fees from covered call options	1,143	890	759	1,476	3,633
Trading (losses) gains, net	(129)	(420)	(320)	1,007	(432)
Operating lease income, net	8,461	6,805	5,782	5,171	4,459
Other:
Interest rate swap fees	1,762	2,221	1,433	2,870	2,881
BOLI	897	888	985	981	884
Administrative services	1,052	986	1,024	1,115	1,151
Loss on extinguishment of debt	—	—	—	(717)	—
Early pay-offs of leases	—	10	1,211	728	—
Miscellaneous	9,874	14,005	7,595	8,014	8,653
Total other income	13,585	18,110	12,248	12,991	13,569
Total Non-Interest Income	$79,731	$89,972	$68,765	$85,275	$86,604
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2017	2017	2017	2016	2016
Salaries and employee benefits:
Salaries	$57,689	$55,215	$55,008	$53,108	$54,309
Commissions and incentive compensation	32,095	34,050	26,643	35,744	33,740
Benefits	16,467	17,237	17,665	15,883	15,669
Total salaries and employee benefits	106,251	106,502	99,316	104,735	103,718
Equipment	9,947	9,909	9,002	9,532	9,449
Operating lease equipment depreciation	6,794	5,662	4,636	4,219	3,605
Occupancy, net	13,079	12,586	13,101	14,254	12,767
Data processing	7,851	7,804	7,925	7,687	7,432
Advertising and marketing	9,572	8,726	5,150	6,691	7,365
Professional fees	6,786	7,510	4,660	5,425	5,508
Amortization of other intangible assets	1,068	1,141	1,164	1,158	1,085
FDIC insurance	3,877	3,874	4,156	4,726	3,686
OREO expense, net	590	739	1,665	1,843	1,436
Other:
Commissions - 3rd party brokers	990	1,033	1,098	1,165	1,362
Postage	1,814	2,080	1,442	1,955	1,889
Miscellaneous	14,956	15,978	14,803	16,981	17,313
Total other expense	17,760	19,091	17,343	20,101	20,564
Total Non-Interest Expense	$183,575	$183,544	$168,118	$180,371	$176,615

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Allowance for loan losses at beginning of period	$129,591	$125,819	$122,291	$117,693	$114,356
Provision for credit losses	7,942	8,952	5,316	7,357	9,741
Other adjustments	(39)	(30)	(56)	33	(112)
Reclassification (to) from allowance for unfunded lending-related commitments	94	106	(138)	(25)	(579)
Charge-offs:
Commercial	2,265	913	641	3,054	3,469
Commercial real estate	989	1,985	261	375	382
Home equity	968	1,631	625	326	574
Residential real estate	267	146	329	410	134
Premium finance receivables - commercial	1,716	1,878	1,427	1,843	1,959
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	213	175	134	205	389
Total charge-offs	6,418	6,728	3,417	6,213	6,907
Recoveries:
Commercial	801	561	273	668	176
Commercial real estate	323	276	554	1,916	364
Home equity	178	144	65	300	65
Residential real estate	55	54	178	21	61
Premium finance receivables - commercial	499	404	612	498	456
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	93	33	141	43	72
Total recoveries	1,949	1,472	1,823	3,446	1,194
Net charge-offs	(4,469)	(5,256)	(1,594)	(2,767)	(5,713)
Allowance for loan losses at period end	$133,119	$129,591	$125,819	$122,291	$117,693
Allowance for unfunded lending-related commitments at period end	1,276	1,705	1,811	1,673	1,648
Allowance for credit losses at period end	$134,395	$131,296	$127,630	$123,964	$119,341
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.09%	0.02%	0.03%	0.16%	0.24%
Commercial real estate	0.04	0.11	(0.02)	(0.10)	0.00
Home equity	0.46	0.85	0.32	0.01	0.27
Residential real estate	0.08	0.03	0.06	0.13	0.03
Premium finance receivables - commercial	0.18	0.23	0.13	0.22	0.24
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.37	0.45	(0.02)	0.47	0.92
Total loans, net of unearned income, excluding covered loans	0.08%	0.10%	0.03%	0.06%	0.12%
Net charge-offs as a percentage of the provision for credit losses	56.27%	58.71%	29.98%	37.61%	58.65%
Loans at period-end	$20,912,781	$20,743,332	$19,931,058	$19,703,172	$19,101,261
Allowance for loan losses as a percentage of loans at period end	0.64%	0.62%	0.63%	0.62%	0.62%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.63%	0.64%	0.63%	0.62%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$100	$174	$—
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	—	179	—	—	—
Premium finance receivables - commercial	9,584	5,922	4,991	7,962	7,754
Premium finance receivables - life insurance	6,740	1,046	2,024	3,717	—
Consumer and other	159	63	104	144	60
Total loans past due greater than 90 days and still accruing	16,483	7,210	7,219	11,997	7,814
Non-accrual loans:
Commercial	13,931	10,191	14,307	15,875	16,418
Commercial real estate	14,878	16,980	20,809	21,924	22,625
Home equity	7,581	9,482	11,722	9,761	9,309
Residential real estate	14,743	14,292	11,943	12,749	12,205
Premium finance receivables - commercial	9,827	10,456	12,629	14,709	14,214
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	540	439	350	439	543
Total non-accrual loans	61,500	61,840	71,760	75,457	75,314
Total non-performing loans:
Commercial	13,931	10,191	14,407	16,049	16,418
Commercial real estate	14,878	16,980	20,809	21,924	22,625
Home equity	7,581	9,482	11,722	9,761	9,309
Residential real estate	14,743	14,471	11,943	12,749	12,205
Premium finance receivables - commercial	19,411	16,378	17,620	22,671	21,968
Premium finance receivables - life insurance	6,740	1,046	2,024	3,717	—
Consumer and other	699	502	454	583	603
Total non-performing loans	$77,983	$69,050	$78,979	$87,454	$83,128
Other real estate owned	17,312	16,853	17,090	17,699	19,933
Other real estate owned - from acquisitions	20,066	22,508	22,774	22,583	15,117
Other repossessed assets	301	532	544	581	428
Total non-performing assets	$115,662	$108,943	$119,387	$128,317	$118,606
TDRs performing under the contractual terms of the loan agreement	$26,972	$28,008	$28,392	$29,911	$29,440
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.22%	0.16%	0.24%	0.27%	0.28%
Commercial real estate	0.23	0.27	0.33	0.35	0.38
Home equity	1.13	1.38	1.66	1.34	1.25
Residential real estate	1.87	1.90	1.66	1.81	1.84
Premium finance receivables - commercial	0.73	0.62	0.72	0.91	0.90
Premium finance receivables - life insurance	0.18	0.03	0.06	0.11	—
Consumer and other	0.53	0.44	0.38	0.48	0.50
Total loans, net of unearned income	0.37%	0.33%	0.40%	0.44%	0.44%
Total non-performing assets as a percentage of total assets	0.42%	0.40%	0.46%	0.50%	0.47%
Allowance for loan losses as a percentage of total non-performing loans	170.70%	187.68%	159.31%	139.83%	141.58%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)
Non-accrual loans included TDRs totaling $6.2 million, $5.1 million, $11.3 million, $11.8 million and $14.8 million as of September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.